                                    Exhibit F
                                    ---------

                             MASTER LEASE AGREEMENT

                            RED LION SHOPPING CENTER


         THIS MASTER LEASE (the "Lease") is executed and made as of May 31, 2002, by and between API RED LION SHOPPING CENTER ASSOCIATES (herein called "Landlord"), a New York limited partnership, and SILVER CIRCLE MANAGEMENT CORP. (herein called "Tenant"), a Delaware corporation, Landlord and Tenant having the following notice addresses on the date of this Lease (see Sec. 23.03):

Landlord:                                            Tenant:
---------                                            ------
API Red Lion Shopping Center Associates     Silver Circle Management Corp.
c/o Brentway Management LLC                 c/o Brentway Management LLC
44 South Bayles Avenue, #304                44 South Bayles Avenue, #304
Port Washington, New York 11050             Port Washington, New York 11050

                          FUNDAMENTAL LEASE PROVISIONS

Certain Fundamental Lease Provisions are presented in this Section and represent the agreement of the parties hereto, subject to further definition and elaboration in the respective referenced Sections and elsewhere in this Lease:

(a) Term: Commencing on the date hereof (the "Commencement Date") and expiring on the earlier of (i) Ten (10) years from the Commencement Date or (ii) the date all of the Premises have been leased to unrelated third-parties in accordance
with the parameters of Section 5 hereof (the "Expiration Date").                        (See Sec. 3)

(b)  Tenant Store Numbers: 10, 2                                                        (See Exh. B)

(c)  Gross Leasable Area ("GLA") of Premises:   49,588                                  (See Sec. 2)



(d)  Minimum Rent:                                                                      (See Sec. 4)

         Period            Annual Amount Monthly Amounts Square Foot Rate
         ------            ------------- --------------- ----------------
Years 1-10                 $570,262      $47,521.83      $11.50
                                                                                        (See Sec. 6)
(e) Certain Other Charges Payable by Tenant:
                  Tax Charge                                                            (See Sec. 16)
                  Common Area Maintenance Charge                                        (See Sec. 10)
                  Utilities                                                             (See Sec. 13)

(f)               To Whom Rent
         Payable:                   API RED LION SHOPPING CENTER ASSOCIATES
                           c/o      Brentway Management LLC
                                    44 South Bayles Avenue, Suite 304
                                    Port Washington, NY  11050

(g)      Use:                       Any lawful use or no use                            (See Sec. 11)

(h)      Shopping Center:           Red Lion Shopping Center
                                    Red Lion Road and Roosevelt Boulevard
                                    Philadelphia, Pennsylvania  19115                   (See Sec. 2)

                              W I T N E S S E T H:


         1. REFERENCES. References appearing in the Fundamental Lease Provisions are to designate some of the other places in this Lease where additional provisions applicable to the particular Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions beginning on Page 1 of this Lease ("Page 1") shall be construed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other provisions of this Lease applicable thereto. If there is any conflict between any of the Fundamental Lease Provisions set forth on Page 1 and any other provisions of this Lease, the latter shall control.

         2. PREMISES. For and in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord demises and Leases to Tenant, and Tenant Leases, rents, and agrees to accept from Landlord certain premises constituting a portion of the Shopping Center as more particularly shown on Exhibit A attached hereto and made a part hereof which premises leased to Tenant ("Premises") are described as follows:

                  A store without basement having a GLA of Premises, indicated on the Fundamental Lease Provisions, measured from the center lines of common walls and from the exterior of any walls not shared by Tenant in common with others), the approximate boundaries and location of which store are shown on Exhibit A attached hereto and made a part hereof.

                  The Premises are demised and leased subject to all zoning ordinances, laws, ordinances, orders, regulations, rules or requirements of any federal, state, city, county or other governmental, public or quasi-public authority, or any department or bureau thereof, now existing or hereafter created (collectively, "Laws"), and the state of title of the Shopping Center, and any statement of facts which an accurate survey may disclose, together with all easements, mortgages, security deeds, deeds of trust, agreements, encumbrances, and all other liens, charges or other matters of any nature, recorded, now or hereafter affecting the Premises or the Shopping Center.

         3. TERM. The term ("Term") of this Lease shall commence upon Commencement Date and expire on the Expiration Date.

         4.  MINIMUM RENT.

                  (a) Tenant covenants and agrees to pay to Landlord at the office of Landlord set forth above, or at such other place as Landlord may designate from time to time, without notice or demand therefor, and without any abatement, deduction, reduction, recoupment or set-off whatsoever, a fixed minimum rental ("Minimum Rent") as set forth on the Fundamental Lease Provisions which shall be paid monthly in advance commencing on the Commencement Date and continuing thereafter on the first day of each succeeding calendar month throughout the Term.

         A pro rata monthly installment of Minimum Rent shall be due on the Commencement Date for the first month of the Term if the Commencement Date is a day other than the first day of a calendar month. A pro rata monthly installment of Minimum Rate shall be due on the first day of the last calendar month of the Term to cover rent for the last month of the term if the Term for any reason terminates on a day other than the last day of a calendar month.

         5. REPLACEMENT OF LEASE. In the event a lease (a "Replacement Lease") with a retail tenant (subject to the reasonable approval of Landlord, based on the credit-worthiness of such retail tenant and the proposed use of that portion of the Premises) for any portion of the Premises is obtained or arranged for a term of not less than the period from the commencement of such lease until the date which is ten (10) years from the Commencement Date (or, in the sole discretion of the Landlord, a shorter term) which provides for aggregate Minimum Rent and additional rent equal to or greater than the proportionate share of Minimum Rent and additional rent provided for herein applicable to such portion of the Premises, then in such event Landlord shall release Tenant from all obligations with respect to such portion of the Premises, the parties shall execute an amendment to this Lease reflecting such release, and the Landlord shall enter into a direct lease with such replacement tenant. Tenant shall be solely responsible for the cost of all improvements required in connection with the commencement of such Replacement Lease, provided that Landlord shall cooperate in making available any escrowed sums being held by any mortgage lender or servicer for such purpose.

         It is the intention of the parties that Tenant not directly operate a retail store in the Premises, but may, by assignment or sublease, obtain a subtenant or assignee to conduct such business. It is also the intention of the parties that in connection with any sublease or assignment that does not qualify as a Replacement Lease, Tenant shall be entitled to all rent and additional rent collected from such sublessee or assignee, and conversely, in connection with the release of Tenant of all obligations with respect to any portion of the Premises for which a Replacement Lease has been obtained, Landlord shall be entitled to all rent and additional rent payable under such Replacement Lease.

         6.   Intentionally Omitted.

         7.  Intentionally Omitted.

         8.  LANDLORD'S AND TENANT'S WORK.

                  Neither Landlord nor Tenant shall be required to perform any work in connection with the commencement of this Lease.

         9. CONDUCT. Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors or invitees, except for reasonable and customary amounts of cleaning and maintenance related supplies, without first obtaining Landlord's consent.
If Hazardous Substances are used, stored, generated or disposed of on or in the Premises whether or not permitted by Landlord or if the Premises become contaminated in any manner during the Term of this Lease, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses arising during or after the Term and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the Shopping Center or any part thereof or any cleanup, removal or restoration mandated by a Federal, state or local agency or political subdivision, including without limitation Landlord's professional fees and costs for review of any clean-up plan and supervision of any clean-up activities. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action. As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the Commonwealth of Pennsylvania, or the United States Government. Hazardous Substance includes, but is not restricted to, any and all material or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local government law. Hazardous Substance includes but is not restricted to asbestos, polychlorobiphenyls ("PCB's") and petroleum and its components.

         10.  COMMON AREAS; COMMON AREA MAINTENANCE COST.

                  (a) Landlord grants to Tenant a non-exclusive license to use the entrances, exits, parking areas, sidewalks and other portions of the Common Area (as hereinafter defined) as they are or may be from time to time constituted and designated by Landlord for the common usage of Landlord and the tenants of the Shopping Center and their respective successors, assignees, employees, agents, customers, invitees and licensees. Landlord shall have the unrestricted right to construct additional improvements in the Shopping Center or increase, reduce, eliminate, relocate or change the size, dimensions, design or location of any or all Common Area, buildings, or other improvements in the Shopping Center from time to time in any manner whatsoever as Landlord shall deem proper, so long as access or visibility of the Premises is not reduced.

                  (b) Tenant shall pay to Landlord as additional rent commencing on the Commencement Date and continuing on the first day of each calendar month in advance during the Term, Landlord's estimate of Tenant's Proportionate Share of the Common Area Maintenance Cost (the "Common Area Maintenance Charge"), which estimate shall be determined by multiplying Landlord's estimate of the Common Area Maintenance Cost of the Shopping Center by a fraction, the numerator of which shall be the total gross square footage of the Premises, and the denominator of which shall be the total square footage of leaseable space in all of the buildings in the Shopping Center, as determined by Landlord (said fraction being herein called "Tenant's Proportionate Share").

                  "Common Area Maintenance Costs" shall mean the total costs and expenses incurred in operating, maintaining, repairing and replacing the Common Area including without limitation the costs and expenses of: repairing (but not replacing) structural elements of all buildings in the Shopping Center (including floors, walls, foundations and roofs); painting; decorating; paving; lighting; electrical power; sanitary control; maintaining, operating and repairing all sprinkler and suppression systems in all buildings in the Shopping Center; removal and/or relocation of snow and ice; removal and other treatment of trash, garbage and other refuse; cleaning of Shopping Center; gardening, maintenance and operation of underground sprinklers and landscaping; lighting; heating, ventilating and air conditioning; fire protection; water and sewer charges; insurance carried by Landlord covering any portion of the Shopping Center, including without limitation, public liability, personal and bodily injury and property damage liability and automobile coverage, fire and extended coverage, sign, vandalism and malicious mischief and all broad form coverage, sign insurance, rent insurance and any other insurance including umbrella coverage that may be carried by Landlord covering any portion of the Shopping Center, all in limits selected by Landlord and the costs of financing any premium installment or the cost of paying any premium in installments; operation of loudspeakers and any other equipment supplying music to the Common Area or any parts thereof; operation of public toilets, if any; installing and renting of signs; maintenance and repair of utility systems serving the Common Area and any buildings in the Shopping Center, including water, sanitary sewer and storm water lines, electric and other utility lines and pipes; security costs; the cost of operating machinery and equipment owned in and used in the operation, policing, maintenance and repair of the Common Area or the rental charges for such machinery and equipment; holiday promotions and decorations; the cost of personnel (including applicable payroll taxes, workmen's compensation insurance and disability insurance) to implement all of the foregoing, including the policing of the Common Area; refurbishing the Common Area. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Common Area Maintenance Costs shall exclude the following:

                           (i) expenses incurred specifically for other tenants,
(ii) any expenses which are capital expenditures, (iii) costs which are reimbursable by other tenants or insurance proceeds, (iv) leasing commissions,
(v) attorneys' fee involving disputes with other tenants and (vi) the cost of any administrative staff or personnel.

                  (c) At any time after the expiration of each calendar year during the Term, Landlord shall determine the total actual Common Area Maintenance Cost for such calendar year, together with the determination of Tenant's Proportionate Share thereof. In the event the amounts for such preceding calendar year paid by Tenant under this Paragraph 10 shall be less than Tenant's Proportionate Share thereof, as so determined by Landlord, the deficiency shall be paid by Tenant to Landlord within thirty (30) days after notice of such determination, or, in the alternative, any payment made by Tenant under this Paragraph 10 in excess of Tenant's Proportionate Share shall be credited to the next sums due from Tenant under this Paragraph 10, unless at the end of the Term in which case there shall be a refund.

                  (d) "Common Area" shall mean, but not necessarily be limited to, (i) that part of the Shopping Center on which no building is constructed for the sale or rental of merchandise or the rendition of services to the general public, (ii) all areas and space provided by Landlord for the common or joint use and benefit of tenants in the Shopping Center (including any expansion thereof to adjacent and contiguous land) their employees, agents, customers and other invitees, including parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways or tunnels, pedestrian walks, outside courts and curb cuts and (iii) all other portions of the Shopping Center not leased or leaseable to tenants. Off-site improvements (such as, by way of illustration only, access roads, traffic lights, private or public sewage treatment plants, sewer connections, pipes and appurtenances and basins for the retention of run-off waters) which are necessary to the operation of the Shopping Center and which are required to be maintained by Landlord shall be included in the definition of Common Area, but nothing contained in this Lease shall require the Landlord to carry insurance on areas outside of the Shopping Center unless the Landlord is otherwise required to carry such insurance.

         11.  USE OF PREMISES; COMPLIANCE WITH LAWS.
              -------------------------------------
         The Premises shall be used for any lawful use or for no use, all in accordance with the Laws and subject to the restriction of this paragraph 11.

                  (a) In no event shall the Premises or any portion thereof be used in the following manner, or for any of the following purposes: (i) any illegal usage, (ii) in violation of any Laws or certificate of occupancy covering the Premises, (iii) any manner which creates or permits a nuisance or trespass, (iv) any manner which produces, reproduces, or transmits sounds which are audible outside the Premises (other than in connection with construction),
(v) any hazardous or wasteful manner, (vi) any manner which exceeds the floor load which such floor was designed, or is permitted by law, to carry, (vii) any manner which violates any exclusive usage rights granted to any other tenants in the Shopping Center, (viii) vending machines or coin or token operated amusement devices, (ix) an auction, fire, bankruptcy, going out of business sale or similar type sale, or for any unethical method of business, (x) any manner which causes or permits any objectionable noise, odors, fumes, dust or vapors to emanate or to be dispelled from the Premises, or (xi) any form of assignation or lewdness, or any form of establishment employing partially or totally nude entertainers, employees or waiters or waitresses, or any usage as an adult entertainment facility, massage parlor, bathhouse, or facility or entertainment which caters to the prurient interests of patrons, including but not limited to, the depiction of "X-Rated" or sexually explicit conduct or nudity by movies, peep shows, live entertainment, or the sale of books, magazines, or other periodicals, or sex-centered objects.

                  (b) Tenant shall not permit usage of the front entrance of the Premises for truck delivery or pick-up of merchandise or supplies, unless such front entrance is the only means of access to the Premises. Tenant shall not burn nor permit to be burned any materials or rubbish upon or in the Premises or Shopping Center.

                  (c) Tenant shall not violate, nor permit the Premises to be in violation of any Laws, irrespective of whether such Laws be of a kind that might be deemed to be now within the contemplation of the parties hereto.

         12.   Intentionally Omitted.

         13. UTILITIES AND SERVICES. Tenant shall pay when due all costs, charges and deposits related to the hook-up, furnishing, consumption, maintenance and installation of water, water pressure, gas, electricity, fuel, light, heat, power, telephone, sewage service, trash removal, sanitary charges and assessments, security protection or any other utilities or services (collectively, "Utilities") attributable to or serving the Premises whether located in or outside the Premises, provided, however, that Landlord shall be entitled, but not required, to pay any costs or charges, or Landlord's estimate of Tenant's pro rata share of same, and all amounts so paid by Landlord shall be payable by Tenant to Landlord upon demand, and shall constitute additional rent hereunder. Landlord shall have no liability to Tenant or any other party for any inadequacy, cessation, or interruption of any Utilities. Tenant covenants and agrees not to install or utilize any equipment which may or will exceed or overload the capacity of any Utilities furnished or servicing the Premises or Shopping Center.

         14. REPAIRS BY LANDLORD. Landlord's only obligation with respect to the Premises shall be to make necessary roof repairs and structural repairs to the exterior walls and other load bearing walls and foundation and slab of the Premises. Notwithstanding the provisions of the first sentence of this Paragraph 14, Landlord shall have no obligation whatsoever to perform any repair, replacement, rebuilding, painting, cleaning, or maintenance, structural or non-structural, foreseen or unforeseen, ordinary or extraordinary: (a) to any exterior or interior portions of any windows, doors, glass, plate glass, store fronts, locks, hardware, signs, or any casing frames, or caulking which support or surround same, or (b) made necessary by or arising out of any act or omission or negligence of Tenant, or any assignee, subtenant or concessionaire of Tenant, or their respective employees, agents, servants, invitees, licensees, visitors or contractors. From and after the Commencement Date, Landlord shall have no obligation to inspect the Premises. Tenant shall promptly report in writing to the Landlord any defective condition which Landlord is required to repair, and failure to so report in writing any such defective condition shall make Tenant liable to Landlord for any liability incurred by Landlord arising out of or related to such defective condition. Landlord's obligation to repair as set forth in the first sentence of this Paragraph 14 is conditioned upon actual receipt by Landlord of written notice of the need for such repair, after receipt of which Landlord shall be obligated to commence such repair within a reasonable time.

         15. REPAIR AND MAINTENANCE BY TENANT. Except as otherwise set forth in this Lease, the Premises are being leased to Tenant in their "as is" condition without any warranty or representation (expressed or implied). Tenant shall keep and maintain the Premises and all buildings and improvements thereon and all portions thereof, throughout the Term in good order, condition and repair. Any and all such repairs, replacements, rebuilding, painting, cleaning and maintenance shall be performed at Tenant's sole expense with materials and labor of the kind and quality equal or superior to the original work. Tenant's repair obligations shall also include, without limitation, all roof and structural repairs which the Landlord is not obligated to make pursuant to Paragraph 14. Tenant shall commit no waste, damage or injury to the Premises or any part or system thereof. Tenant further covenants and agrees to surrender the Premises at the expiration of the Term as same may be broom clean and in as good condition as when delivered to Tenant or in such better condition as the Premises may be put during the Term, excepting only deterioration caused by normal and ordinary wear and tear or by fire or other casualty covered by insurance.

                  In the event (a) Tenant fails to promptly repair, replace, rebuild, paint, clean or maintain the Premises or any portion thereof as required, thereunder, (b) Landlord, in the exercise of its reasonable discretion, determines that emergency repairs, replacement, rebuilding, painting, cleaning or maintenance for which Tenant is responsible are necessary or desirable or (c) any repairs, replacement, rebuilding, painting, cleaning or maintenance to the Shopping Center or to the Premises are made necessary by any act or omission or negligence of Tenant, its agents, employees, subtenants, assignees, concessionaires, contractors, invitees, licensees, or visitors, then, in any of such events, Landlord shall be entitled, but not obligated to perform or cause to be performed such repairs, replacement, rebuilding, painting, cleaning, or maintenance without incurring any liability to Tenant for any damage caused thereby, and Tenant shall pay to Landlord upon demand, as additional rent, the cost thereof.

         16.  TAXES.

                  (a) Tenant covenants and agrees to pay to Landlord, as additional rent, without offset or deduction, the sums computed in this Paragraph 16 (the "Tax Charge").

                  (b) The following definitions shall apply to this Paragraph 16: (i) the term "Tenant's Proportionate Share" shall have the definition set forth in Paragraph 10(b), and (ii) the term "Taxes" shall mean all real estate taxes, ad valorem taxes, assessments (including, without limitation, general and special assessments for public improvements or benefits whether or not commenced or completed during the Term), sanitary and trash removal assessments, water charges or sewer rents and any and all other taxes and assessments levied, assessed or imposed against the Shopping Center to any portion thereof at any time whether general or special, ordinary or extraordinary, unforeseen or foreseen, of any kind and nature whatsoever, whether in lieu of or in addition to so called "real estate taxes" by any governmental authority together with interest paid on any installment payments.

                  Taxes shall also include any tax or excise on, or measured in whole or in part by, rents or gross receipts or any other tax however characterized unless in the nature of a franchise tax or a tax on Landlord's profit unless such franchise tax or tax on profits shall be in lieu of "so called" real estate taxes in which case such franchise taxes and taxes on profits shall be included in the definition of Taxes.

                  Notwithstanding any provision herein to the contrary, "Taxes" shall not include Philadelphia Use and Occupancy Taxes, which are due from space tenants (doing business other than operating as a landlord), but collected and paid by owners. Accordingly, to the extent Use and Occupancy Taxes are collected by Tenant from space tenants (subtenants), same shall be paid over to Landlord for payment to the taxing authority. Tenant shall have no other obligation (other than required disclosure/reporting) in connection therewith.

                  (c) Tenant shall pay to Landlord, as additional rent, throughout the Term, commencing on the Commencement Date and continuing thereafter on the first day of each month in advance, such amount as Landlord shall estimate or determine to be equal to one-twelfth (1/12) of Tenant's Proportionate Share of the Taxes for the then current calendar and/or fiscal year as the case may be with respect to impositions which are part of the Taxes. Upon final determination of the Taxes for such year, Landlord shall compute Tenant's Proportionate Share thereof, and a summary and copy of the bill shall be furnished to Tenant reflecting the actual amount of the Taxes for such year. In the event the additional rent paid by Tenant during the preceding period shall be in excess of Tenant's Proportionate Share, the excess shall be credited against the next ensuing payments due from Tenant under this Paragraph 16; in the event the amount paid by Tenant shall be less than Tenant's Proportionate Share, then Tenant shall pay the remaining balance to Landlord within ten (10) days after such notice is furnished. The notice so furnished to Tenant shall also include a computation of the estimated sums to become due from Tenant each month for the ensuing year under this Paragraph and the monthly payments to be made under this Paragraph 16 shall be adjusted accordingly for such ensuing year.

                  (d) A pro rata installment of Tenant's Proportionate Share of such Taxes shall be due for the last year of the Term if the Term for any reason terminates on a day other than the 31st day of December or end of other applicable fiscal year. The obligation of Tenant with respect to this Paragraph 16 shall survive the expiration of the Term it being recognized by the parties hereto that the recovery of Tenant's Proportionate Share hereunder is a recovery for the year in which payable hereunder.

                  (e) Landlord may, at Landlord's option, contest any and all Taxes, and the cost for any such protest (including attorney's fees) shall be considered part of the Taxes.

                  (f) Any delay or failure of Landlord in computing or billing shall not prejudice the right of Landlord to thereafter render bills (or correct bills previously submitted) for such period of any subsequent period, nor constitute a waiver of, nor in any way impair the continuing obligation of Tenant to pay Tenant's Proportionate Share of such Taxes. Photostatic copies of bills for taxes submitted by Landlord to Tenant shall be conclusive of the actual amount thereof. Upon request from the Tenant, Landlord shall supply a copy of the receipted bill.

         17.  Intentionally Omitted.

         18. SIGNS. Tenant shall not place or maintain, without first obtaining prior consent from all governmental bodies having jurisdiction thereof, if required, any lettering, signs, awnings, advertising matter, or any other items of any kind on the roof, door, windows, store front, or the exterior of the Premises or Common Area, or in the interior of the Premises within three feet of the front of the Premises ("Signs").

         19.  LIENS.

                  (a) Tenant shall promptly pay for all work, labor or services done, or materials furnished for any work, repair, rebuilding, replacement, painting, cleaning, maintenance, improvement, alteration or additions performed by or on behalf of Tenant or any party holding the Premises through or under Tenant, and Tenant shall not permit any mechanic's, materialmen's, or any other type of lien or claim of lien to be filed against the Premises by reason of or related to any work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises through or under Tenant. If any such mechanic's, materialman's, or other lien or claim of lien shall at any time be filed against or affecting Landlord, the Premises or the Shopping Center, whether said lien or claim of lien be valid or not, Tenant shall indemnify and hold Landlord harmless from same and shall within twenty (20) days after notice of the filing thereof, cause such lien to be cancelled and discharged of record. If Tenant shall fail to cause such lien to be cancelled and discharged within such twenty (20) day period, then in addition to any other right or remedy of Landlord, Landlord shall be entitled, but not obligated, to discharge such lien in any manner that Landlord shall in its sole discretion determine, and the cost of so doing, including attorneys' fees, shall be repaid by Tenant to Landlord, as additional rent, immediately upon demand. Nothing in this Lease shall be construed in any way as: (a) constituting the consent, authorization or request, express or implied, of Landlord to any contractor, subcontractor, laborer, mechanic, materialman or any other party for cleaning, maintenance, improvement, alteration or addition of or to the Premises or Shopping Center, or for the benefit of Landlord; or (b) giving Tenant the right, power or authority to act as agent of Landlord or on behalf of Landlord in furnishing any materials or causing, contracting for, or permitting any work, labor, services, maintenance, improvement, alteration or addition of or to the Premises or Shopping Center. Notice is hereby given that Landlord shall not be liable for any labor or materials or services furnished or to be furnished to Tenant upon credit, and that no mechanic's, materialman's or other lien or claim of lien for any such labor, materials or services shall attach to or affect the fee or reversionary or other estate or interest of Landlord in the Premises or Shopping Center.

                  (c) All construction done by Tenant at the Premises including the construction and installation of alterations, fixtures and signs, and any maintenance or repair (collectively, "Construction") shall be performed in a first class and workmanlike manner, using materials at least equal in kind and quality to those used at the original construction of the Premises, in accordance with the accepted standards of the industry, and in compliance with all laws, with the provisions of this Lease. All Construction done by Tenant shall be conducted and coordinated so as to minimize interference with other work in progress at the Shopping Center or with the transaction of business by the other tenants at the Shopping Center. In connection with any such Construction, Tenant shall apply for, obtain and display any required permits, certificates or approvals, including any applicable certificates from the Board of Fire Underwriters or similar body having jurisdiction and shall provide Landlord with copies of any such permits, certificates or approvals.

         20.  INDEMNITY; LIABILITY OF TENANT AND LANDLORD.
              -------------------------------------------

                  (a) Tenant shall, and does hereby, indemnify, release and save harmless Landlord, and Landlord's partners, agents, officers, servants, employees, officers, attorneys, shareholders and directors (collectively, "Landlord Group") from and against any and all suits, actions, judgments, damages, costs, expenses, and attorney's fees incurred in the defense of any actions or proceedings arising out of or related to any loss of life, bodily or personal injury, property damage, or other demand, claim or action of any nature arising out of or related to any default by Tenant under this Lease or any transaction or occurrence in, on, or involving the Premises, except those caused by the negligence or willful misconduct of Landlord or its agents or employees.

                  (b) Landlord shall, and does hereby, indemnify, release and save harmless Tenant, and Tenant's partners, agents, officers, servants, employees, officers, attorneys, shareholders and directors (collectively, "Tenant Group") from and against any and all suits, actions, judgments, damages, costs, expenses, and attorney's fees incurred in the defense of any actions or proceedings arising out of or related to any loss of life, bodily or personal injury, property damage, or other demand, claim or action of any nature arising out of or related to any default by Landlord under this Lease or any transaction or occurrence in, on, or involving the Common Area, or Shopping Center other than the Premises, except those caused by the negligence or willful misconduct of Tenant or its agents or employees.

                  (c) Anything in this lease to the contrary notwithstanding, neither Landlord nor Landlord Group shall have personal liability hereunder and Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Shopping Center for the collection of any judgment or other judicial process arising out of any default or breach by Landlord with respect to any of the terms of covenants of this lease to be observed or performed by Landlord, and no other assets of Landlord or Landlord Group shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

                  (d) This Paragraph 20 shall survive the termination of this Lease, but only with respect to occurrences during the Lease Term.

         21.  Intentionally Omitted.

         22. DAMAGE BY FIRE OR OTHER CASUALTY. Tenant shall immediately notify Landlord of any damage or destruction to the Premises and, if Landlord shall not terminate this Lease as hereinafter provided, Landlord shall repair and restore the Premises to substantially its condition as of the Commencement Date. If during the last three (3) years of the Term the Premises shall be substantially damaged or destroyed by fire or other casualty, either Tenant or Landlord may terminate this Lease by giving notice of its election to terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction. Tenant shall be entitled to an abatement of rent to the extent such rent is reimbursed to Landlord by rent insurance, the cost of which is covered as a Common Area Maintenance Cost.

         23.  ASSIGNMENT AND SUBLETTING.

                  (a) Tenant shall have the absolute right to assign its rights under this Lease or sublet all or any portion of the Demised Premises without the consent of Landlord.

                  (b) No assignment of this Lease, or subletting of the Premises by Tenant or any successor to Tenant or any portion thereof shall release or discharge Tenant hereunder from any of its obligations to be performed under this Lease, except as set forth in Paragraph 5 hereof.

         24. CONDEMNATION. In the event that the whole of the Premises shall be lawfully condemned or taken in a manner for any public or quasi-public use, or conveyed in lieu thereof, this Lease shall terminate as of the date of vesting of title. In the event that only a portion of the Premises or a portion of the Common Areas shall be so condemned or taken then, effective as of the date of vesting of title, the Minimum Rent or a portion of the Common Areas hereunder shall be abated in an amount directly proportionate to the reduction in market rental value of the Leased Premises as may be reasonably attributable to such condemnation and Tenant's Proportionate Share shall be adjusted accordingly. Except in the event of a total condemnation, Landlord, upon receipt of the award in condemnation, shall make necessary repairs and alterations ("Condemnation Repairs") so as to constitute the Premises an architectural unit.

         25.  DEFAULT; REMEDIES.

                  (a) Tenant shall be in default under this Lease upon the occurrence of any one or more of the following events or occurrences (an "Event of Default"):

                           (i) Landlord does not actually receive any payment of
the full amount of the Minimum Rent or additional rent or other rent or other payment or reimbursement due hereunder within ten (10) days after notice of non-payment thereof;

                           (ii) Tenant fails to fully and timely observe or
perform any of the terms or covenants of this Lease other than those referred to in the foregoing Paragraph 25(a)(i) within thirty (30) days after Landlord gives notice to Tenant specifying the nature of such failure; or

                           (iii) The filing or execution or occurrence of: (aa)
a petition by or against Tenant in bankruptcy or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any provision of law, (bb) adjudication of Tenant as a bankrupt or insolvent, (cc) an assignment by Tenant for the benefit of creditors.

                  (b) Upon the occurrence of one or more of the aforesaid Events of Default set forth in Paragraph 25(a), , and the elapse of the grace period, if any, set forth herein, Landlord may, at Landlord's option, after ten (10) days notice:

                           (i) Terminate this Lease by giving Tenant notice of
termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, which date shall be ten (10) days after such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

                           (ii) Terminate this Lease as provided in Paragraph
25(b)(i) hereof and recover from Tenant a judgement in the aggregate amount of all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of (aa) the Minimum Rent, Taxes and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the then Term hereby granted, provided that such judgement shall, by its terms, be payable monthly over what would otherwise have been the remaining term of this Lease. Landlord shall be required to mitigate its damages and to offset any amount due under such judgement by the net amount received by Landlord from any replacement tenant; or

                           (iii) Perform any covenant or agreement required to
be performed by Tenant under this Lease but which Tenant has failed to perform, provided Landlord has first given notice to Tenant of its intention to do so. Any costs incurred by Landlord in performing such covenant or agreement shall be reimbursed within 15 days after notice thereof; or

                           (iv) Draw an amount equal to the unpaid sum which is
the subject of the Event of Default from the escrow deposit or letter of credit, as applicable, established in accordance with Section 51 hereof.

                  (c) Neither the commencement of any action or proceeding, nor the settlement thereof, nor the entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

                  (d) The prevailing party in any litigation shall be entitled to receive from the other party all costs, expenses and attorneys' fees that may be incurred or paid by such prevailing party in connection with such litigation.

         26.  MORTGAGES.

                  (a) Upon request by any holder of a mortgage ("Mortgagee") which now or hereafter has a mortgage encumbering the Shopping Center ("Mortgage"), and provided the Mortgagee agrees to deliver to Tenant an agreement not to disturb Tenant's quiet enjoyment of the Premises as long as Tenant is not in default under this Lease, Tenant covenants and agrees to subordinate Tenant's rights under this Lease to such Mortgagee, and to any and all advances to be made under its Mortgage and the interest thereon, and to all renewals, modifications, replacements, and extensions thereof. Tenant also agrees that any Mortgagee may elect to have this Lease made prior to the Mortgagee's Mortgage, and in the event of such election and upon notification by any such Mortgagee to Tenant to that effect, this Lease shall be deemed prior in lien to any such Mortgage, whether this Lease is dated or filed prior to or subsequent to the date of the Mortgage. Tenant agrees to such modifications of this Lease as Mortgagee may request so long as such changes do not materially and adversely increase Tenant's obligation or decrease Landlord's obligations.

                  (b) Tenant shall, in the event of the exercise of the power of sale or deed in lieu of foreclosure under any Mortgage covering the Shopping Center, attorn to and recognize such purchaser as landlord under this Lease; provided that said purchaser shall not be liable for any act or omission of any prior landlord or be subject to any offsets or defenses which Tenant may have against any prior landlord. Tenant further covenants and agrees that, should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, and provided the Mortgagee agrees to deliver to Tenant an agreement not to disturb Tenant's quiet enjoyment of the Premises as long as Tenant is not in default under this Lease, then Tenant shall promptly, upon request, enter into any such attornment agreement. Failure of Tenant to execute any statements, certificates or instruments necessary or desirable to effectuate the provisions of this Paragraph within twenty (20) days after written request to do so by Landlord, shall constitute a breach of this Lease. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such statements or instruments.

                  (c) At any time and from time to time, Tenant agrees, upon request from Landlord, to execute, acknowledge and deliver to Landlord or any potential purchaser of the Shopping Center, or to any mortgagee or potential mortgagee, within twenty (20) days after request, an estoppel certificate or statement in writing certifying to all or any part of the following information as Landlord shall request, to the extent such facts are true and ascertainable:
(i) that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification), (ii) the amounts of Minimum Rent, additional rent and other charges under this Lease and the dates to which same have been paid, and that there are no prepaid rents or other sums hereunder, and the amount of security, if any, deposited with Landlord, (iii) that there are no defaults or offsets which Tenant has against enforcement of this Lease by Landlord, and (v) the actual Commencement Date and expiration date of this Lease. Tenant's certificate or statement shall also contain such other information as may be reasonably or customarily required by the present or potential landlord or mortgagee. Failure of Tenant to execute any statements, certificates or instruments necessary or desirable to effectuate the provisions of this Paragraph 26 within twenty (20) days after written request to do so by Landlord shall constitute a breach of this Lease.

         27. SUCCESSORS AND ASSIGNS. The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors, heirs, legal representatives, and permitted assigns. Upon any sale or conveyance of the Premises, the Landlord named herein shall be, and hereby is, entirely free and relieved of all covenants and obligations of Landlord hereunder arising or occurring on or after such sale or conveyance.

         28. ACCESS TO PREMISES. Landlord shall be entitled upon notice to Tenant (except no notice shall be necessary in the event of an emergency) to have free access to the Premises at all times for purposes of inspecting, examining, showing or displaying same, for making any repairs thereto or to Landlord's adjourning property. Landlord shall use reasonable efforts to not unreasonably interfere with the operation of Tenant's business during such entry. Any such entry or action shall not be deemed an actual or constructive eviction or disturbance by Tenant, nor shall Tenant be allowed any abatement of rent of any sort, or damages for any injury and inconvenience occasioned thereby. Nothing contained in this Paragraph 28 or elsewhere in this Lease shall obligate Landlord in any fashion under any circumstances to enter or inspect the Premises.

         29. TERMINATION. No termination of this Lease prior to the normal expiration thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof, except as otherwise set forth herein. No surrender of the Premises or any party thereof by delivery of keys or otherwise shall operate to terminate this Lease unless and until accepted in writing by an authorized officer or authorized representative of Landlord.

         30. ESTATE IN LAND. This Lease shall create the relationship of Landlord and Tenant between the parties hereto, and no estate shall pass out of Landlord. Tenant has only a usufruct hereunder, not subject to levy and sale, and not assignable by Tenant except as provided in Paragraph 23 hereof.

         31.  Intentionally Omitted.

         32.  INTEREST; ATTORNEYS' FEES.

                  (a) All Minimum Rent, additional rent, other rent, and any other costs, expenses, sums or amounts payable or reimbursable hereunder by Tenant to Landlord shall be deemed to be rental hereunder whether or not designated as such, which, if not promptly paid on or before the date due, time being of the essence, shall bear interest at the rate of two percentage points in excess of the prime rate published in the Wall Street Journal or its successor (but in no event higher than the highest rate enforceable by law) from the due date until paid.

         33. RECORDING. Neither the Lease nor a memorandum of the Lease may be recorded without the consent of the Landlord.

         34.  NON-WAIVER.

                  (a) No failure by Landlord to timely bill Tenant for any payments hereunder, or to insist upon the strict performance, in any of one or more instances, upon any breach of any term, covenant, or condition herein contained shall be deemed to be a waiver of such term, covenant or condition, nor of any subsequent breach of the same or any other term, covenant or condition herein contained. Any subsequent acceptance by Landlord of any Minimum Rent, additional rent, other rent, or any other sums due hereunder shall not be deemed to be a waiver of any preceding breach or default by Tenant of any term, covenant, or condition of this Lease regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such sum. No covenant term, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing by an authorized officer of Landlord.

                  (b) No payment by Tenant or receipt by Landlord of an amount less than the entire Minimum Rent or other rent or other sum herein stipulated shall be deemed a waiver of Landlord's right to receive the entire amount herein stipulated. No partial payment or endorsement on any check or any letter accompanying such payment or rent shall be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any rents due under this Lease. After service of any notice of termination, or other notice, or commencement of any suit or dispossessory or distress proceeding, Landlord may receive and collect any rent due and such collection or receipt shall not operate as a (a) reinstatement, continuance, renewal, or extension of the Term of (b) waiver affecting such notice, suit or proceeding.

         35.  Intentionally Omitted.

         36. SEVERABILITY. If any clause, provision, subparagraph or paragraph of this Lease is or becomes unconstitutional, illegal, invalid, or unenforceable because of present or future Laws, the remaining parts of this Lease shall not be affected thereby unless such invalidity is, in the sole determination of Landlord, an essential element of this Lease in which event Landlord has the right to terminate this Lease on written notice to Tenant.

         37.  Intentionally Omitted.

         38. NOTICES. All notices, consents, approvals or demands with respect to this Lease shall be in writing, and if to Tenant the original shall be sent by certified or registered mail, return receipt requested, or overnight courier to the Tenant specified in the Fundamental Lease Provisions or to such other persons at such other addresses as Tenant shall notify Landlord in accordance with this Paragraph. All notices or demands to Landlord shall be sent certified mail or registered mail, return receipt requested, or national overnight commercial courier to the address of Landlord specified in the Fundamental Lease Provisions or to such other persons and at such other places as Landlord may designate to Tenant in writing in accordance with this Paragraph. All such notices shall be deemed effective upon delivery or refusal to accept delivery. Upon request by Landlord or any Mortgagee of the Shopping Center, a copy of all notices or demands to Landlord shall also be sent to such Mortgagee(s).

         39. FORCE MAJEURE. The parties hereto shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond such party's control which shall include, without limitation, industry-wide labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or through acts of God except that in no event shall Tenant's obligation to pay Minimum Rent, or any additional rent be affected by the provisions of this Paragraph.

         40. BROKERAGE. Landlord and Tenant each warrants to the other that it had no dealing with any broker or agent in connection with this Lease. Tenant agrees to hold harmless and indemnify the Landlord from and against any and all costs, expense or liability (including attorneys' fees) for any compensation, commissions and charges claimed by any broker or agent by reason of any broker or agent having had conversations or dealings with Tenant with respect to this Lease or the negotiation thereof.

         41. LANDLORD'S LIABILITY. In the event of a sale by Landlord of its interest in the Shopping Center or in the event of the creation by Landlord of a Lease of all or substantially all of the Shopping Center, then the transferor or the lessor, as the case may be, shall thereafter be entirely relieved of all terms, covenants and obligations thereafter to be performed by Landlord under this Lease to the extent of interest or portion so sold, transferred or leased.

         42. CAPTIONS. The captions of Paragraphs hereunder are inserted only as a matter of convenience and, for reference, and in no way define, limit, or describe the scope or intent of this lease nor in any manner affect this lease.

         43. ENTIRE AGREEMENT; AMENDMENT; CONSENTS. This Lease and all exhibits or riders attached hereto (if any) set forth the entire agreement between the parties hereto concerning the Premises and no representations, inducements, promises and agreements, oral or otherwise, between the parties not embodied herein, shall be of any force and effect. No amendment, modification, termination, change or addition to this lease shall be binding upon either party unless reduced to writing and signed by Tenant and Landlord. Any consent required or requested of Landlord under this Lease or any portion thereof shall not be unreasonably withheld or delayed.

         44. JURISDICTION AND VENUE. The parties agree that with respect to any dispute arising under or in connection with this Lease that the exclusive jurisdiction and venue shall reside with the Court of Common Pleas of Philadelphia County, Pennsylvania, and/or the United State District Court for the local District of Pennsylvania, and such appellate courts as have supervision thereover, and the parties agreed to submit to such exclusive jurisdiction and venue, and service of process by certified mail to the addresses for notice set forth in Paragraph 38 hereof.

         45. TENANT OBLIGATIONS. All rent payable under this Lease shall be absolutely "net" to the Landlord except as to the obligations of Landlord contained herein, and accordingly, all costs, expenses, and obligations of every kind related to all taxes, insurance, repair, replacement, rebuilding, painting, cleaning, maintenance, operation, and upkeep of the Premises which are not specifically assumed by Landlord in this Lease are deemed to be the responsibility of Tenant. If Tenant shall default in the full and punctual keeping, observance, or performance of any provision or obligation of Tenant's under this Lease, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (but shall have no obligation to do so), after reasonable notice by Landlord to Tenant of Landlord's intention to do so. Any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, shall immediately be due and payable by Tenant to Landlord as additional rent under this Lease, and in the event of non-payment of same, Landlord shall have all of the rights and remedies provided for herein or by law in the case of non-payment of rent. Notwithstanding any default by Landlord hereunder, Tenant shall not be entitled to terminate this Lease, nor receive any abatement, deduction, deferment, suspension, or reduction or setoff, defense or counterclaim against any rentals, charges, or other sums payable by Tenant under this Lease, it being the intention that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, and that the Minimum Rent, and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events unless the obligation to pay the same shall be terminate pursuant to the provisions of this Lease.

         46.  Intentionally Omitted.

         47. TRANSFER TAXES. Landlord and Tenant shall pay in equal shares any and all transfer taxes arising out of this Lease or the recording of a memorandum thereof.

         48. Intentionally Omitted.

         49. QUIET ENJOYMENT. Upon payment by Tenant of the rents herein provided, and upon the observance of all covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate.

         50.  Intentionally Omitted.

         51. SECURITY FOR TENANT'S OBLIGATIONS. As security for Tenant's obligations hereunder, Tenant shall either (a) deposit in escrow with New York Land Services, Inc. the sum of $1,500,000 or (b) obtain a letter of credit for the benefit of Landlord in the face amount of $1,500,000. Tenant may switch between the letter of credit and escrow deposit from time to time. The letter of credit shall provide for automatic annual renewals up to the Expiration Date. Draws under the escrow or letter of credit shall be accompanied by an affidavit sworn to by an officer of Landlord stating that an Event of Default has occurred under this Lease and specifying the nature of the default and the unpaid amount claimed. Draws shall not be permitted more than one time per calendar month. Interest accruing on any escrow deposit shall be paid to Tenant annually. Upon the Expiration Date, Landlord and Tenant shall provide the escrow agent or issuing bank, as applicable, with joint written notice of the termination of obligations hereunder and instructions to release all remaining deposits to Tenant, and the original letter credit, if any, shall be surrendered. Landlord shall review and have the right to approve, in its reasonable discretion, the escrow agreement or letter of credit, as the case may be, described above.

         52. WAIVER OF TRIAL BY JURY. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

          53. SPECIFIC PERFORMANCE OF RIGHTS. Landlord and Tenant shall each have the right to obtain specific performance of any and all of the covenants or obligations of the other under this Lease, and nothing contained in this Lease shall be construed as or shall have the effect of limiting such right.

         54.  EXECUTION AND AUTHORITY.

                  (a) This Lease shall not be binding upon either party until each party actually physically receives a fully executed copy of this Lease.

                  (b) Landlord and Tenant (and the individual executing this Lease on behalf of Landlord and Tenant respectively) represents and warrants to the other that:

                           (i) Each party and the individual executing on behalf
of such party are fully and properly authorized to execute this Lease on behalf of such party and to deliver same to the other; and

                           (ii) The execution, delivery and full performance of
this Lease by either party does not and shall not constitute a violation of any contract, agreement, undertaking, judgment, laws, decree, governmental or court order or other restriction of any kind to which such party is a party or by which such party may be bound.

         This Lease shall be executed in duplicate, each of which shall be deemed an original and each of which shall be deemed to be complete of itself and may be introduced into evidence or used for any purpose without the production of the copies.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Lease and exhibits thereto in duplicate, individually or through their authorized officers, agents, or attorneys-in-fact, as the case may be, causing their respective seals to be affixed hereto the day and year first above written.



WITNESS:                                 LANDLORD:
                                         API RED LION SHOPPING CENTER ASSOCIATES


                                         By: Cedar-RL, LLC
-------------------------------          By: Cedar Income Fund Partnership, L.P.
                                         By: Cedar Income Fund, Ltd.

                                         By: /s/ Leo S. Ullman
                                             -----------------------------------
                                             Leo S. Ullman, President


WITNESS:                                 TENANT:
                                         SILVER CIRCLE MANAGEMENT CORP.




                                         By: /s/ Leo S. Ullman
-------------------------------              -----------------------------------
                                             Leo S. Ullman, President








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